Exhibit 10.35

SECOND AMENDMENT TO LEASE

THIS AMENDMENT, dated this 13th day of January, 2006, Calwest Industrial Properties, LLC, (“Landlord”) and Natural Alternatives International, Inc., (“Tenant”), for the premises located in the City of Vista, County of San Diego, State of California, commonly known as 1211-B&C and 1215 Park Center Drive (the “Premises”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into that certain Lease dated June 12, 2003, as amended by First Amendment to Lease dated December 21, 2004, (hereinafter collectively referred to as the “Lease”); and

WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

2.	Tenant Improvement Allowance. The completion date of the Tenant’s Work for 1211-B Park Center Drive as stated in Section 12.d of Addendum to Lease shall be extended to December 31, 2006.

3.	Incorporation. Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

4.	Limitation of Landlord’s Liability. Redress for any claims against Landlord under this Amendment or under the Lease shall only be made against Landlord to the extent of Landlord’s interest in the property to which the Premises are a part. The obligations of Landlord under this Amendment and the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

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IN WITNESS WHEREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.

LANDLORD:		TENANT:

CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company		NATURAL ALTERNATIVES INTERNATONAL, INC., a California corporation

By:	RREEF MANAGEMENT COMPANY, a Delaware corporation, Its Property Manager

By:	/s/ Jill Shanahan	By:	/s/ Randell Weaver
Name:	Jill E. Shanahan	Name:	Randell Weaver
Title:	Vice President	Title:	President
Dated:	1/31/06	Dated:	1/26/06